Exhibit 4.1

'סמ הדועת XXX Certificate No. מ"עב םיבלושמ תונפס יתוריש םיצ ZIM INTEGRATED SHIPPING SERVICES LTD. ש"ע תוליגר תוינמ No par value Number of Shares א"כ נ"ע אלל XXX תוינמה רפסמ SHARE CERTIFICATE הינמ תדועת ORDINARY SHARES NO PAR VALUE בו קנ ךרע אל ל תו ל י גר תו י נ מ CERTIFY THAT THIS IS TO יכ תודעל תאז is (are) the Registered Holder(s) of Fully paid up Ordinary Shares no par value in ZIM Integrated Shipping Services Ltd. according to the Articles of the Company, copies of which are on file at the principal executive offices of the Company and with the Transfer Agent. XXX לש )םי(םושרה םילעבה )ם(ונה ,בוקנ ךרע אלל תוליגר תוינמ מ"עב םיבלושמ תונפס יתוריש םיצ -ב ונממ םיקתעה רשא ,הרבחה לש ןונקתל םאתהב .הרבחה לש תורבעהה ןכוס לצאו הרבחה ידרשמב םייוצמ This Share Certificate is not valid unless countersigned and registered by the transfer agent and registrar. .תוינמה םשרמו תורבעהה ןכוס לצא המושירו התמיתחב קר הפקת וז הדועת ThisXXdayofXXXyear 2021 תנש XXX שדוחלXX םויב הרבחה ריכזמו יטפשמה ץעויה /רוטקריד Director /General Counsel and Company Secretary Director רוטקריד